Fund.com Inc. Names Raymond B. Lang Its Chief Executive Officer

Former Chief Operating Officer and Chief Compliance Officer of Clear Asset Management Inc. Joins Fund.com Inc.

NEW YORK, NY--(February 4, 2008) - Fund.com Inc. (www.fund.com) (OTCBB: ESVH) announced today that Raymond B. Lang has been named Chief Executive Officer, effective immediately. Mr. Lang will replace Fund.com Inc. founder and director, Daniel Klaus, who has served as acting CEO since November 2007. In addition to his responsibilities as CEO, Mr. Lang will also serve on the board of directors.

Mr. Lang was most recently the Chief Operating Officer and Chief Compliance Officer of Clear Asset Management Inc., an independent asset management firm specializing in proprietary index and ETF construction, where he grew the firm 300% and increased assets under management by more than 1600%. Prior to that, for five years, Mr. Lang served as Managing Director of the BNY Capital Markets Inc, an affiliate of the Bank of New York Mellon. Mr. Lang started his career at CS First Boston, a unit of Credit Suisse, where he served for 10 years, including as vice president and corporate counsel. For five years, he has also held senior executive roles at Fortis, the $65 billion Dutch bank, and MeesPierson, which was acquired by Fortis. He received his BA from Fordham University and his Juris Doctor from New York Law School and has been admitted to the bar of New York since 1986.

“Ray brings his extensive capital markets experience to Fund.com, including his specialized knowledge of index products and ETFs, a key area of Fund.com’s business,” said Fund.com Executive Vice President Darren Rennick.  “Ray has served in senior management roles for world leading financial institutions innovating various structured products for the banks, as well as serving in various compliance roles, combining to give him a valuable skill set for our Company.”

“I am delighted to be joining such a vibrant company with experienced Internet executive founders,” said Mr. Lang. “I believe my contributions will enhance their business vision and will derive value from the established media brands, as well as the online properties the company acquired.”

Mr. Lang will also be responsible for recruiting additional New York-based senior management to Fund.com Inc.

About Fund.com

Fund.com Inc. (www.fund.com) (OTCBB: ESVH) is an online financial information publisher focused on the $22.6 trillion investment fund market. As an online media company, Fund.com is establishing a destination website of personal finance channels, including mutual funds, hedge funds, money market funds, exchange traded funds (ETFs), closed end funds, commodity funds and other types of pooled investment vehicles. We seek to generate pay-for-performance online advertising revenue by connecting highly motivated investors with financial product providers.

For product providers like ETF issuers, we offer asset-based licensing agreements for our Index content, including the EQUITIES® Hedge Fund Index, where we are paid recurring fees as a percentage of Indexed assets under management. Our online lead generation is highly complementary to our licensing business by assisting the growth of index-linked assets of our clients. Our affiliation with a print platform established in 1951 assists in making us an authoritative source of investment information and an effective online advertiser.

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Media Contacts:

Justine Sacco
The Morris + King Company
(212) 561 7467